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                                                                    EXHIBIT 99.7

                                     CONSENT


         The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of Pulte Homes, Inc. ("Pulte") as a person to become a director of Pulte following completion of the merger of Pulte Acquisition Corporation, a wholly owned subsidiary of Pulte, with and into Del Webb Corporation.


Signature:  /s/   Michael E. Rossi
            --------------------------------

Print Name:  Michael E. Rossi


Date: June 21, 2001